Exhibit 99.1

IN THE CIRCUIT COURT OF THE
17TH JUDICIAL CIRCUIT IN AND FOR
BROWARD COUNTY, FLORIDA

CASE NO.

CALYPSO WIRELESS INC., a Delaware
Corporation,

Plaintiff,

- against -

CRISTIAN TURRINI, MICHAEL BRENNAN
and VOICE TO PHONE, INC., a Florida
Corporation.

Defendants.

COMPLAINT FOR INJUNCTIVE RELIEF AND DAMAGES

  Plaintiff Calypso Wireless, Inc. for its Complaint against defendants Christian Turrini, Michael Brennan, and Voice to Phone, Inc., alleges as follows:

NATURE OF THE ACTION

1.           This is an action by Calypso Wireless Inc. (“Calypso”or “Plaintiff”) against Cristian Turrini (“Turrini”), Michael Brennan (“Brennan”) and Voice to Phone, Inc. (“Voice to Phone”), collectively referred to as “Defendants”, to obtain declaratory and injunctive relief arising out of Defendants’ fraud, breach of fiduciary duty and breach of contract.  This action also seeks damages resulting from the actions of Defendants.

PARTIES

1.           Plaintiff Calypso is a Delaware corporation, authorized to conduct business in the State of Florida.  Calypso’s address is 2500 NW 79th Avenue, Suite 220, Doral, Florida 33122.

2.           Upon information and belief, defendant Turrini is a resident of the State of Florida, with an address of 5328 Redwood Road, Plantation, Florida.

3.           Upon information and behalf, Brennan is a resident of the State of Florida, with an address of 5328 Redwood Road, Plantation, Florida.

4.           Upon information and belief, defendant Voice to Phone, Inc. is a  Florida corporation, with an address of 5328 Redwood Road, Plantation, Florida.

JURISDICTION AND VENUE

5.           This Court has jurisdiction over this action because this is an action for injunctive relief and damages in excess of $15,000 exclusive of interest, costs and attorneys’ fees.

6.           Venue is proper in this circuit because Defendants are residents of Broward County.

FACTUAL BACKGROUND

7.           Calypso is a publicly held company whose stock is traded in the Pinksheets.  It is a development stage company that has developed and patented technology that spans voice, video and data sessions transparency across macro-cellular networks and wireless local area networks.

8.           Calypso’s Board of Directors (the “Board”) is currently comprised of three members: Cheryl Dotson, who was appointed to the Board on November 18, 2007, Julietta Moran, and Antonio Zapata.

9.           On or about March 1, 2007, Calypso entered into an Executive Employment Agreement with Turrini (the “Employment Agreement”), pursuant to which Turrini became employed by Calypso as its Chief Executive Officer (“CEO”) and President.  A copy of the Employment Agreement is attached hereto as Exhibit 1.   Immediately prior thereto,  Turrini had been employed by Calypso as Vice President, and before that Turrini had been employed by Calypso as the Executive Assistant to the General Counsel.

10.         Pursuant to the Employment Agreement, Turrini agreed “not to act in any way that would be detrimental to Calypso and constitute a conflict of interest.”

11.         In addition, pursuant to the Employment Agreement, Turrini was prohibited from entering into any Stock Grants without the approval of the Board of Directors.

12.         Notwithstanding the terms of his Employment Agreement, on or about May 15, 2007, without Board authorization or knowledge, Turrini , on behalf of Calypso, entered into a Patent Purchase Agreement with Voice to Phone (the “Patent Agreement”).

13.         Brennan executed the Patent Agreement on behalf of Voice to Phone.  Pursuant to the Patent Agreement, Voice to Phone agreed to assign to Calypso its right, title and interest in four patents specified therein (the “Patents”), and Calypso agreed to pay for the Patents by issuing to Voice to Phone 5,000,000 free trading S-8 shares of Calypso stock, 4,000,000 of which were to be delivered within fifteen days of the date of the Patent Agreement, and 1,000,000 of which were to be delivered on or before November 1, 2007.

14.         Calypso’s Board never authorized Turrini to enter into the Patent Agreement, and had no knowledge that he had done so.

15.         Upon information and belief, Turrini and Brennan are the controlling shareholders and alter egos of Voice to Phone.  Upon information and belief, Turrini organized Voice to Phone with the intent and purpose of diverting assets and corporate opportunities of Calypso to Voice to Phone and Turrini and Brennan.

16.         In order to accomplish these fraudulent purposes, Turrini did not provide a copy of the Patent Agreement with Voice to Phone to Calypso.  As a result, among other things, Calypso could not make timely disclosure in its SEC filing.

17.         Moreover, unbeknownst to Calypso, Turrini, on behalf of Voice to Phone had obtained the Patents from Baxter Technologies PTE LTD (“Baxter Technologies”) and agreed to a payment to Baxter Technologies of 1,000,000 free trading shares of Calypso stock and $75,000.  Upon information and belief, Turrini subsequently agreed to pay Baxter Technologies a total of 1,200,000 free trading shares of Calypso stock.

18.         On or about April 30, 2007, Baxter Technologies assigned the Patents to Voice to Phone.  Turrini, acting on behalf of Voice to Phone, then assigned the Patents to Calypso for 5,000,000 shares of free trading Calypso stock, pursuant to the Patent Agreement into which he had entered on behalf of Calypso.

19.         In connection with the Patent Agreement, on May 22, 2007, Voice to Phone executed an Assignment of Patent Rights (the “Assignment”), selling, assigning and transferring to Calypso its rights in and to Patents.

20.         On August 31, 2007, in furtherance of the Patent Agreement, Turrini, without Board authorization, and without the knowledge of the Board, improperly authorized and directed Calypso’s transfer agent, Continental Stock Transfer & Trust Company to issue 1,200,000 of the free trading shares to Baxter Technologies PTE LTD (“Baxter Technologies”), and the other 2,800,000 free trading shares to Voice to Phone. (the “Shares”).

21.         Turrini induced Continental to issue the Shares by providing falsified documents on which he forged  Dotson’s signature.  In these documents, Turrini falsely represented in writing to Continental that Calypso had filed a Form S-8 Registration Statement with the Securities and Exchange Commission (“SEC”), when, in truth and in fact, no such Form S-8 had been filed and submitted false documents.  Moreover, Turrini knew that an S-8 Registration Statement could not be utilized for the purchase of patents or to register shares owned by a corporation, such as Voice to Phone or Baxter Technologies.

22.         At the time he made this representation, Turrini knew that a Form S-8 Registration Statement had not in fact, been filed with the SEC .  Turrini also knew that pursuant to the SEC Rules, a Form S-8 Registration Statement is required to permit the Shares to be issued as free trading shares.  Absent the filing of the Form S-8, the Shares could not be freely traded in the public market.

23.         All of the shares issued to Baxter Technologies have been sold in the public market and the proceeds from the sale of the shares remitted to Baxter Technologies and/or Jack Baxter.

24.         The 2,800,000 shares issued to Voice to Phone were deposited into an account at Scottrade maintained by Voice to Phone, and were sold soon thereafter.

25.         Upon information and belief, Turrini received all or a portion of the proceeds of the sales of the 2,800,000 Shares issued to Voice to Phone, thereby benefitting himself to the detriment of Calypso.

26.         Because no Registration Statement was in effect, Turrini and Voice to Phone made an illegal distribution of the Shares in violation of Section 5 of the Securities Act of 1933.

27.         On or about November 15, 2007, Calypso learned that Turrini had wrongfully entered into the Patent Agreement and wrongfully issued  and sold the Shares.  In addition, Calypso learned that Turrini had personally profited from the assignment of the Patents to Calypso.

28.         Upon learning of Turrini’s wrongful acts against Calypso, on November 16, 2007, Calypso’s Board passed a resolution authorizing its Chief Financial Officer, Cheryl Dotson, to close Calypso’s account that it maintained at Bank of America, bearing account number 003764184269, on which both Turrini and Ms. Dotson  were signatories, and to open a new account at Bank of America, for which Ms. Dotson would be the sole signatory for all checks and debit card transactions.

29.         On November 16, 2007, Calypso closed the Bank of America account, and transferred all of Calypso’s funds from the old account to a new account that it opened with Ms. Dotson as the sole signatory on the account (the “BOA Account”).

30.         On November 18, 2007, Turrini was advised by Calypso’s Board of Directors that Calypso had began an internal investigation into his wrongful activities.  As a result, Turrini, at the same time, was expressly advised that he was no longer authorized to take any action on behalf of Calypso.

31.         Immediately after receiving this notice, Turrini falsely advised Bank of America that he was an authorized signatory on the BOA Account, and sought to withdraw funds from the BOA Account.  In furtherance of the withdrawal, Turrini submitted to Bank of America, a filing he made with the Florida Secretary of State, without authorization of Calypso’s Board, naming himself, and two others, as officers and/or directors of Calypso Wireless, Inc., a Florida corporation, a company separate and distinct from the plaintiff, Calypso Wireless, Inc., which is a Delaware corporation, and a publicly traded company, whose symbol is CLYW.

32.         As a direct result of Turrini’s actions, Bank of America froze the BOA Account, and advised Calypso that it would not release the freeze on the BOA Account until it received a Court order directing it to do so.  As a result, Calypso does not have access to its funds in the BOA Account to pay bills and other necessary expenditures.

33.         On November 25, 2007, Calypso’s Board passed a resolution authorizing Turrini’s termination as CEO and President, for cause, as a result of Turrini having violated the federal securities laws by falsely and without authorization directing Continental to issue 4,000,000 free trading shares of Calypso stock, misrepresenting that a Form S-8 Registration Statement had been filed, when in fact it had not, and for other acts of wrongdoing to Calypso.

34.         On or about November 28, 2007, without Board authorization or knowledge, Turrini wrongfully opened a bank account at Washington Mutual Bank, FA, in Calypso’ name (the “WaMu Account”), naming only himself as the signatory to the account.  Turrini deposited sums of money into the WaMu Account which, upon information and belief, Turrini obtained from investors in Calypso.  Within days after opening the WaMu Account, Turrini withdrew almost all of Calypso’s money in the WaMu Account.

35.         As a result of Turrini’s actions, Washington Mutual Bank has refused to provide anyone at Calypso with documentation or information regarding the account, because Turrini listed only himself as an authorized signatory  Thus, Calypso is now unable to review the necessary bank records to determine the source of the funds into the WaMu Account, and the wrongful withdrawal by Turrini of investor money from the WaMu Account.

36.         Similarly, without Board authorization, Turrini wrongfully opened a bank account with Citibank (the “Citibank Account”), naming only himself as signatory to the account, into which he deposited sums of money which Turrini obtained from investors in Calypso.  Upon information and belief, Turrini withdrew all of Calypso’s money in the Citibank Account.

37.         By letter dated December 6, 2007, Calypso terminated Turrini as CEO and President.

COUNT I

BREACH OF EMPLOYMENT AGREEMENT

38.         Calypso repeats and realleges each and every allegation set forth in Paragraph 1 through 37 hereof, as if fully set forth herein.

40.         On November 25, 2007, Calypso’s Board of Directors voted to terminate as CEO and President of Calypso.

41.         On December 6, 2007, Calypso sent a letter to Turrini terminating Turrini as Calypso’s CEO and President.

42.         Notwithstanding the foregoing, Turrini continues to purport to act on behalf of Calypso in that he has, among other things, advised Bank of America that he is a signatory on the BOA Account and opened the WaMu and Citibank Accounts in Calypso’s name and naming himself as signatory on these accounts.

43.         As a result of the foregoing, Calypso has sustained and is continuing to sustain irreparable injury.

44.         Calypso has performed all conditions, duties and obligations required to be performed by it under the Employment Agreement, but Turrini has failed and refused to comply with the terms of the Employment Agreement in that, among other things, he has acted in a way that was detrimental to Calypso, engaged in transactions in which he had a conflict of interest and profited at the expense of Calypso and made stock grants without the approval of Calypso’s Board of Directors.

45.         By reason of the foregoing, Turrini breached the Employment Agreement and violated his obligation of good faith and fair dealing inherent in the Employment Agreement.

46.         As President and CEO, Turrini stood as a fiduciary to Calypso and was required to perform his duties with utmost good faith and due care.

47.         In discharging his fiduciary duties, Turrini’s was required to remain loyal to Calypso, to see that the assets and business of Calypso were diligently and honestly conserved and managed and to see that such assets were not wasted and mismanaged.

48.         Turrini breached his fiduciary duties to Calypso in that he caused and permitted, the assets, business and corporate opportunities of Calypso to be wasted and mismanaged by diverting them to his own benefit, profit and use and for the benefit, profit and use of Voice to Phone.

49.         On November 25, 2007, Calypso’s Board of Directors voted to terminate as CEO and President of Calypso.

50.         On December 6, 2007, Calypso sent a letter to Turrini terminating Turrini as Calypso’s CEO and President.

51.         Notwithstanding the foregoing, Turrini continues to purport to act on behalf of Calypso in that he has, among other things, advised Bank of America that he is a signatory on the BOA Account and opened the WaMu and Citibank Accounts in Calypso’s name and naming himself as signatory on these accounts.

52.         Calypso will suffer irreparable injury if injunctive relief does not issue.

53.         As a direct and proximate result of Turrini’s breach, Calypso has been damaged in an amount not less than $15,000,000.

WHEREFORE, Plaintiff demands judgment against Defendant Turrini for compensatory damages in an amount not less than $15,000,000, costs and such other relief, including injunctive relief, as the Court may deem just and proper.

COUNT II

FRAUD

54.         Calypso repeats and realleges each and every allegation set forth in Paragraph 1 through 37 hereof, as if fully set forth herein.

55.         In violation of his duties as President and CEO of Calypso, Turrini, without the authorization or knowledge of Calypso’s Board of Directors, willfully and with intent to defraud Calypso, entered into the Patent Agreement, instructed Calypso’s transfer agent to issue 2,800,000 free trading shares of Calypso stock to Voice to Phone and 1,200,000 shares of such stock to Baxter Technologies, concealed the fact he was the controlling shareholder and alter ego of Voice to Phone, sold unregistered shares of Calypso’s stock in the public market, advised Bank of America that he was an authorized signatory on the  BOA Account and opened the WaMu Account and the Citibank Account.

56.         Turrini knew that he was not authorized to enter into these transactions and therefore, in order to achieve his fraudulent purposes, Turrini concealed these transactions from Calypso and made materially false statements to, among others, Calypso’s transfer agent, Bank of America, Washington Mutual and Citibank.

57.         Turrini concealed all of the foregoing with intent to deceive and defraud Calypso so that he could secretly profit from the sale of shares of Calypso stock and gain access to Calypso’s bank accounts and monies for his own personal use.

58.         Calypso relied on Turrini’s truth, honesty and integrity as President and CEO of Calypso and as a result, was deceived and defrauded by Turrini.

59.         Calypso will suffer irreparable injury if injunctive relief does not issue.

60.         As a direct and proximate result of Turrini’s fraud, Calypso has been damaged in an amount not less than $15,000,000.

WHEREFORE, Plaintiff demands judgment against Defendants, jointly and severally, for actual damages in an amount not less than $15,000,000, costs and such other relief, including injunctive relief, as the Court may deem just and proper.

COUNT III

BREACH OF FIDUCIARY DUTY

61.         Calypso repeats and realleges each and every allegation set forth in Paragraphs 1 through 47 hereof, as if fully set forth herein.

62.         As President and CEO, Turrini stood as a fiduciary to Calypso and was required to perform his duties with utmost good faith and due care.

63.         In discharging his fiduciary duties, Turrini’s was required to remain loyal to Calypso, to see that the assets and business of Calypso were diligently and honestly conserved and managed and to see that such assets were not wasted and mismanaged.

64.         Turrini breached his fiduciary duties to Calypso in that he caused and permitted, the assets, business and corporate opportunities of Calypso to be wasted and mismanaged by diverting them to his own benefit, profit and use and for the benefit, profit and use of Voice to Phone.

65.         On November 25, 2007, Calypso’s Board of Directors voted to terminate as CEO and President of Calypso.

66.         On December 6, 2007, Calypso sent a letter to Turrini terminating Turrini as Calypso’s CEO and President.

67.         Notwithstanding the foregoing, Turrini continues to purport to act on behalf of Calypso in that he has, among other things, advised Bank of America that he is a signatory on the BOA Account and opened the WaMu and Citibank Accounts in Calypso’s name and naming himself as signatory on these accounts.

68.         Calypso will suffer irreparable injury if injunctive relief does not issue.

69.         As a direct and proximate result of Turrini’s breach of fiduciary duty, Calypso has been damaged in an amount not less than $15,000,000.

WHEREFORE, Plaintiff demands judgment against Defendants, jointly and severally, for actual damages in an amount not less than $15,000,000 an accounting for damages, restitution damages, costs and such other relief, including injunctive relief, as the Court may deem just and proper.

COUNT IV

UNJUST ENRICHMENT

70.         Calypso repeats and realleges each and every allegation set forth in Paragraphs 1 through 62 hereof, as if fully set forth herein.

71.         As a result of the illegal sale of unregistered shares of Calypso’s stock, Turrini, Brennan and Voice to Phone have reaped substantial benefits and profits at Calypso’s expense to which they are not entitled.

72.         The retention of these benefits and profits would be unjust under the circumstances.

73.         As a result, Turrini and Voice to Phone are required to make restitution of such benefits and profits to Calypso.

WHEREFORE,  Plaintiff demands judgment against Defendants, jointly and severally, for actual damages in an amount not less than $15,000,000 unjust enrichment and restitution damages, costs and such other relief as the Court may deem just and proper.

COUNT V

ALTER EGO

74.         Calypso repeats and realleges each and every allegation set forth in Paragraph 1 through 66 hereof, as if fully set forth herein.

75.         Turrini and Brennan are the alter egos of Voice to Phone and, as such are liable for Voice to Phone’s wrongful conduct, as alleged herein.

76.         At all times, Turrini and Brennan exercised complete domination and control of the operation, management and financial affairs of Voice to Phone.

77.         Turrini and Brennan used their power over Voice to Phone to further their personal interests and comingled the assets and economic activity of Voice to Phone with their own.

78.         In conducting the activities of Voice to Phone, Turrini and Brennan repeatedly disregarded the required corporate formalities.

79.         Turrini and Brennan have not adequately capitalized Voice to Phone, leaving Voice to Phone without sufficient assets available to meet its debts.

80.         As a result of the foregoing, Turrini and Brennan misused the corporate form in order to defraud Calypso.

81.         Accordingly, Turrini and Brennan are liable for any recovery that Calypso may be awarded against Voice to Phone in this action.

WHEREFORE, Plaintiff prays:

PRAYER FOR DECLARATORY AND INJUNCTIVE RELIEF

1.           That judgment be entered declaring that the actions of Defendants are in violation of law.

2.           That Defendants be permanently enjoined from interfering or attempting to interfere with the operation of Plaintiff’s business.

3.           That Defendants be permanently enjoined from interfering or attempting to interfere with Bank of America honoring checks drawn on the BAO Account signed by Dotson on behalf of Plaintiff.

4.           That Turrini be permanently enjoined from withdrawing or attempting to withdraw funds from the BOA Account, the WaMu Account and the Citibank Account.

5.           That Turrini be permanently enjoined from holding himself out as and Officer or Director of Plaintiff.

6.           That Turrini be permanently enjoined from taking or purporting to take any action on behalf of Plaintiff.

PRAYER FOR DAMAGES

Plaintiff prays for all damages sustained by Plaintiff as a result of the wrongful conduct described above, beginning with the earliest date of violation up until the date of the entry of the final judgment in this action.

PLAINTIFF DEMANDS A TRIAL BY JURY FOR ALL ISSUES FOR WHICH A TRIAL BY JURY IS PERMITTED.

Dated:  December 28, 2007

HODGSON RUSS LLP
Attorneys for Plaintiff Calypso Wireless Inc.
1801 North Military Trail, Suite 200
Boca Raton, FL 33431
Telephone: (561) 394-0500
Facsimile: (561) 394-3862
E-mail: grissman@hodgsonruss.com

By:
GLENN M. RISSMAN
Florida Bar No.: 899526